Exhibit 99.1

Restoration Hardware, Inc. Reports First Quarter Fiscal 2004 Results

Corte Madera, Calif., May 20, 2004— Restoration Hardware, Inc. (Nasdaq RSTO) today announced its financial results for the first quarter ended May 1, 2004.

•      Net results for the first quarter of fiscal 2004 improved to a net loss of $4.0 million ($0.12 per share) as compared to a net loss of $5.2 million ($0.17 per share) in the first quarter of the prior year. Results were better than the prior Company guidance of a loss in the range of $0.13 to $0.16 per share.

•      Net revenue increased 21% to $98.9 million for the first quarter of fiscal 2004, versus net revenue of $81.8 million for the same period last year.

•      Comparable store sales for the first quarter of fiscal 2004 increased 9.0%, on top of an 11.9% increase in the first quarter of fiscal 2003.

•      Net revenue for the direct-to-customer division increased 94% to $21.9 million in the first quarter of fiscal 2004, on top of a 72% increase in the same period in the prior year.

•      Operating results improved to a loss of $6.1 million for the first quarter of fiscal 2004, versus a loss of $8.1 million in last year’s first quarter.

Gary Friedman, the Company’s President and CEO, stated, “We are pleased with our overall performance in the first quarter. Our results were substantially improved with sales in all channels showing impressive gains. Our comparable store sales increased 9.0% on top of an 11.9% increase in first quarter last year. That, coupled with a 94% increase in our direct-to-customer division revenue on top of a 72% increase in the prior year’s first quarter, reflects the customers’ response to our strategy of building predictable core businesses and the growing strength of our brand.”

The Company remains comfortable with its prior full year fiscal 2004 guidance and provides the following guidance for the second quarter of fiscal 2004:

•      Comparable store sales in the range of low to mid single digits on top of a 9.9% increase in the prior year’s second quarter.

•      Direct-to-customer net revenue increase of 60% to 70% on top of a 46% increase in the same quarter in the prior year.

•      Net loss in the range of $0.06 to $0.07 per share versus a loss per share of $0.09 in the second quarter of the prior year.

Conference Call:

The Company’s first quarter fiscal 2004 earnings conference call is scheduled for Thursday, May 20, 2004 at 5:00 p.m. Eastern Time. The dial-in number is 800-362-0571.  A live webcast is available at http://www.firstcallevents.com/service/ajwz406480014gf12.html.  If you are unable to participate during the live webcast, a playback of the conference call will be available via the Internet at http://www.firstcallevents.com/service/ajwz406480014gf12.html beginning at 7:00 p.m. Eastern Time on Thursday, May 20, 2004.  A webcast replay of the call will be available at www.restorationhardware.com under “Company Info-Investor Relations-Event Calendar” until May 20, 2005.

About Restoration Hardware, Inc.:

Restoration Hardware, Inc. is a specialty retailer of high quality home furnishings, bath fixtures and bath ware, functional and decorative hardware and related merchandise that reflects the Company’s classic and authentic American point of view.  Restoration Hardware, Inc. sells its merchandise offering through its retail stores, catalog (800-762-1005) and on-line at www.restorationhardware.com. As of May 20, 2004 the Company operated 102 retail stores in 30 states, the District of Columbia and Canada.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements that involve known and unknown risks.  Such forward-looking statements include, without limitation, statements concerning or relating to implications of the Company’s revenues and financial results for the first quarter ended May 1, 2004, statements concerning guidance for the second quarter and full year fiscal 2004, statements relating to implications of customers’ responses to the Company’s financial results in connection with the Company’s strategy of building predictable core businesses and the growing strength of the Company’s brand, and other statements containing words such as “plans,” “estimates,” “expects,” and words of similar import or statements of management’s opinion.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, including financial results, market performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause such differences include, but are not limited to, customer reactions to the Company’s current and anticipated merchandising and marketing programs and strategies, timely introduction and customer acceptance of the Company’s merchandise, continued positive customer reaction to the Company’s catalog and Internet offerings, revised product mix, prototype stores and core businesses, timely and effective sourcing of the Company’s merchandise from its foreign and domestic vendors and delivery of merchandise through its supply chain to its stores and customers, effective inventory and catalog management, changes in investor perceptions of the Company, fluctuations in comparable store sales, limitations resulting from restrictive covenants in the Company’s credit facility, changes in economic or business conditions in general, changes in political conditions in the United States and abroad in general, changes in product supply, changes in the competitive environment in which the Company operates, changes in the Company’s management information needs, changes in customer needs and expectations, governmental actions and other factors detailed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 10-K, 10-Q and 8-K, including, but not limited to, those described in the Company’s Form 10-K for the fiscal year ended January 31, 2004 in Part I, Item 1 thereof (“Business”) under the captions “Competition” and “Factors that May Affect our Future Operating Results,” in Part II, Item 7 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) under the captions “Liquidity and Capital Resources,” and “Critical Accounting Policies” and in Part II, Item 9A thereof (“Controls and Procedures”).  Guidance offered by the Company represents a point-in-time estimate made by management of the Company.  The Company undertakes no obligation to update any guidance or any other forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Contact:

Restoration Hardware, Inc.

Patricia McKay

Chief Financial Officer

(415) 924-1005

(415) 927-7264 Fax

RESTORATION HARDWARE, INC.

STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)

(in thousands, except per share and store data)

	13 weeks ended		13 weeks ended
	5/1/04	% of Revenue	5/3/03	% of Revenue

Retail net revenue	$76,997	77.9%	$70,475	86.2%
Direct-to-customer net revenue	21,861	22.1%	11,291	13.8%
Total net revenue	98,858	100.0%	81,766	100.0%

Cost of revenue and occupancy	71,443	72.3%	61,825	75.6%
Gross profit	27,415	27.7%	19,941	24.4%

Selling, general and administrative expense	33,516	33.9%	28,029	34.3%
Loss from operations	(6,101)	-6.2%	(8,088)	-9.9%

Interest expense, net	(427)	-0.4%	(562)	-0.7%

Loss before income taxes	(6,528)	-6.6%	(8,650)	-10.6%

Income tax benefit	2,546	2.6%	3,460	4.3%

Net loss	$(3,982)	-4.0%	$(5,190)	-6.3%

Comparable store sales growth	9.0%		11.9%
Stores open at end of period	102		105
Total selling square footage	672,604		688,634

Loss per share, basic and diluted	$(0.12)		$(0.17)
Weighted average shares, basic and diluted	32,791		30,052

RESTORATION HARDWARE,  INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	5/1/04	1/31/04	5/3/03

ASSETS
Current assets:
Cash and cash equivalents	$2,550	$2,003	$1,814
Accounts receivable	5,863	5,745	3,989
Merchandise inventories	117,786	102,926	100,023
Prepaid expense and other current assets	16,263	16,968	12,306
Total current assets	142,462	127,642	118,132

Property and equipment, net	80,843	83,518	86,023
Goodwill	4,560	4,560	4,560
Other long-term assets	19,321	16,560	21,449
Total assets	$247,186	$232,280	$230,164

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:

Accounts payable and accrued expenses	$41,656	$45,292	$33,061
Line of credit, net of debt issuance costs	34,384	10,286	27,250
Deferred revenue and customer deposits	7,068	7,231	5,073
Other current liabilities	11,394	11,438	8,659
Total current liabilities	94,502	74,247	74,043

Deferred lease incentives	32,555	33,999	37,290
Deferred rent	14,470	14,455	14,324
Other long-term liabilities	301	352	109
Total liabilities	141,828	123,053	125,766

Series A redeemable convertible preferred stock	8,471	8,541	13,328

Common stock and addtitional paid-in capital	158,407	158,177	151,938
Unearned compensation	(133)	(234)	(534)
Accumulated other comprehensive income	892	1,040	211
Accumulated deficit	(62,279)	(58,297)	(60,545)
Total stockholders’ equity	96,887	100,686	91,070

Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$247,186	$232,280	$230,164

Shares issued and outstanding at end of period	32,848	32,768	30,055